Strategic Partners Style Specific Funds
Gateway Center Three
100 Mulberry Street, 4th Floor
Newark, NJ 07102


October 31, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


	Re:	Form 24f-2 for Strategic Partners Style Specific Funds
		File Nos. 333-82621 and 811-09439




	On behalf of Strategic Partners Style Specific Funds, enclosed for filing under the Investment Company Act of 1940 is one copy of Form 24f-2 for the fiscal year ended July 31, 2005. This document has been filed using the EDGAR system. Should you have any questions, please contact me at
(973) 802-6469.


							Very truly yours,

							/s/ Jonathan D. Shain
							Jonathan D. Shain
							Assistant Secretary


Enclosures